REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees and Shareholders of Eaton
Vance Risk-Managed Equity Option Income
Fund:
In planning and performing our audit of the
financial statements of Eaton Vance Risk-
Managed Equity Option Income Fund, (the
"Fund"), as of and for the year ended
November 30, 2009, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we
considered the Fund's internal control over
financial reporting, including controls over
safeguarding securities, as a basis for designing
our auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the requirements
of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the
Fund's internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the
expected benefits and related costs of controls.
A fund's internal control over financial reporting
is a process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in accordance
with generally accepted accounting principles.
A fund's internal control over financial reporting
includes those policies and procedures that (1)
pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect
the transactions and dispositions of the assets of
the fund; (2) provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted accounting
principles, and that receipts and expenditures of
the fund are being made only in accordance
with authorizations of management of the fund
and trustees of the trust; and (3) provide
reasonable assurance regarding prevention or
timely detection of unauthorized acquisition,
use, or disposition of a fund's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements.  Also, projections of
any evaluation of effectiveness to future periods
are subject to the risk that controls may
become inadequate because of changes in
conditions, or that the degree of compliance
with the policies or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.  A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a material misstatement of a
fund's annual or interim financial statements will
not be prevented or detected on a timely basis.
Our consideration of the Fund's internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies in
internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Fund's internal control over
financial reporting and its operation, including
controls for safeguarding securities, that we
consider to be a material weakness, as defined
above, as of November 30, 2009.
This report is intended solely for the information
and use of management and the Trustees of
Eaton Vance Risk-Managed Equity Option
Income Fund and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than these
specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 15, 2010